POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints DALE HOLLADAY his or its true and lawful attorney-in-fact (the “Attorney-in-Fact”) to:

(1)

execute for and on behalf of each undersigned (a “Reporting Person”) any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 13H, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the “Reports”) with respect to each Reporting Person’s (a) status as an officer or director of, or (b) ownership of, or transactions in, securities of, any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (each, a “Company”);

(2)

do and perform any and all acts for and on behalf of each Reporting Person which may be necessary or desirable to complete and execute any such Reports and timely file such forms and schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of either such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorneyin-fact may approve in his discretion.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that no such attorneyin-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

Each Reporting Person hereby further authorizes and designates each of Casey M. Tansey and Kenji Yanagishita (each, an “Authorized Signatory”) to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Attorney-in-Fact or Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Schedules 13G/D with respect to the undersigned’s

GDSVF&H\5412451.1

holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.  Each Reporting Person acknowledges that the Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not hereby assuming any of the undersigned’s responsibilities to comply with state or federal securities laws.

Date: November 4, 2020

PRESIDIO MANAGEMENT GROUP XII, L.L.C.

By: //Casey M. Tansey

Name: Casey M. Tansey

Title: Managing Member

U.S. VENTURE PARTNERS XII, L.P.

By Presidio Management Group XII, L.L.C.

Its General Partner

By: //Casey M. Tansey

Name: Casey M. Tansey

Title: Managing Member

U.S. VENTURE PARTNERS XII-A, L.P.

By Presidio Management Group XII, L.L.C.

Its General Partner

By: //Casey M. Tansey

Name: Casey M. Tansey

Title: Managing Member

Individuals:

//Casey M. Tansey

Casey M. Tansey

//Steven M. Krausz

Steven M. Krausz

//Richard W. Lewis

Richard W. Lewis

//Jonathan D. Root

Jonathan D. Root

//Dafina Toncheva

Dafina Toncheva

GDSVF&H\5412451.1